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                                   EXHIBIT 9

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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion, in this registration statement on Form S-6 (File No. 333-52215) of our report dated February 11, 1998, on our audits of the consolidated financial statements and financial statement schedules of Protective Life Insurance Company and Subsidiaries. We also consent to the inclusion of our report dated March 5, 1998 on our audit of the financial statements of the Protective Variable Life Separate Account. We also consent to the reference to our Firm under the caption "Experts."



PRICEWATERHOUSECOOPERS, L.L.P.



Birmingham, Alabama
July 8, 1998